AMENDMENT
                                       TO
                                 LOAN AGREEMENT

     This Amendment to Loan Agreement is entered into as of July 24, 1998 (the "Amendment") by and between SILICON VALLEY BANK ("Agent") as Servicing Agent and a Bank and BANK OF HAWAII ("BoH"); SVB and BofH are referred to individually herein as "Bank", and collectively as the "Banks") and CREDENCE SYSTEMS CORPORATION, a Delaware corporation ("Credence"), Credence Korea, a Korean corporation, and Credence Systems K.K., a Japanese corporation (individually a "Borrower" and collectively, the "Borrowers").

RECITALS

         Borrower and Bank are parties to that certain Loan Agreement dated as of July 26, 1996, and amended by that certain Amendment to Loan Agreement dated as of July 25, 1997 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

         1. The following definitions in Section 1. 1 are amended to read as follows:

                  "Committed Line" means Forty Million Dollars ($40,000,000).

                  "Maturity Date" means July 23, 1999.

         2. The reference in the definition of Permitted Indebtedness item (c) in Section 1. 1 to "Ten Million Dollars ($10,000,000)" is hereby amended to read "Twenty Million Dollars ($20,000,000)".

         3. The reference in the definition of Permitted Investments item (c) in
Section 1. 1 is hereby deleted in its entirety and replaced by the following:

                  "(c) Any investments, including but not limited to investments made in connection with acquisitions, or the repurchase of stock, where the consideration paid by Borrower or any Subsidiary consists of Borrower's equity securities and cash, and the aggregate amount of cash paid after the date hereof does not exceed Forty Million Dollars ($40,000,000)."

         4. The following new definitions are added to Section 1. 1:

                  "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                  "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                  (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                  (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                  (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                  (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                  (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                  (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

                  (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of fifty percent (50%) of any amounts owing to the account debtor against amounts owed to Borrower;

                  (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

                  (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (k)  Accounts  the   collection   of  which  Bank   reasonably
determines to be doubtful.

                  "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

         5. Section 2. 1 (a) is hereby deleted in its entirety and replaced with the following:

                  "(a) Advances. Subject to and upon the terms and conditions of this Agreement, each Bank severally will make Advances to Borrowers as set forth herein. BofH shall make all of the Advances requested by Borrower made in an Optional Currency; provided that the aggregate outstanding Advances in an Optional Currency shall not exceed Five Million Dollars ($5,000,000). Upon BofH's funding of such Optional Currency Advances, SVB shall fund all subsequent requests for Advances by Borrower up to an amount equal to the total outstanding Optional Currency Advances. Thereafter, or in the event that there are no requests for Optional Currency Advances, each Bank severally will make its Percentage Share of Advances in United States Dollars such that the aggregate amount of each Bank's Advances under this Agreement shall not exceed such Bank's Percentage Share of the Committed Line minus the face amount of all outstanding Letters of Credit (including undrawn and drawn but unreimbursed Letters of Credit) and minus the reserve, if any, taken under Section 2. 1. 1 (d). Notwithstanding the preceding sentence, if the aggregate amount of outstanding Advances made by each Bank plus Letters of Credit plus the reserve, if any, taken under Section 2. 1. 1 (d) exceed $20,000,000, then Banks will make Advances to Borrower in an aggregate amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base plus one hundred percent (100%) of Accounts that are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement."

         6. The references in Sections 2. 1 (c) and 2. 1 (d) to "200 basis points" are hereby amended to read "150 basis points".

         7. The first sentence in Section 2. 1. 1 (c) is hereby deleted and replaced with the following:

             "The maximum aggregate obligation at any one time for undrawn and drawn but unreimbursed Letters of Credit shall be Twenty Million Dollars ($20,000,000)."

         8. Section 2.2 is hereby deleted in its entirety and replaced with the following:

             "2.2 Overadvances. If, at any time or for any reason that a Borrowing Base Certificate is required under Section 5.3, the sum of (i)
Advances owed by Borrower to Banks pursuant to Section 2. 1 (a) of this Agreement plus (ii) the face amount of Letters of Credit issued under Section 2.
1.1 (including undrawn and drawn but unreimbursed Letters of Credit) plus (iii) the reserve, if any, taken under Section 2.1.1(d), is greater than the lesser of the Committed Line or the Borrowing Base, Borrower shall immediately pay to Servicing Agent, in cash, the amount of such excess, for payment to the Banks according to their respective Percentage Shares. If at any time or for any reason, the Equivalent Amount of Outstanding Optional Currency Advances exceeds Five Million Dollars ($5,000,000), Borrowers shall immediately pay to BofH the amount of such excess."

         9.  The following  new  paragraph is hereby added at the end of Section
5.3:

             "In the event that outstanding Advances under the Committed Line exceed Twenty Million Dollar ($20,000,000), then within twenty (20)days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable."

         10. The attached Exhibit D hereby added and incorporated by reference into the Agreement.

         11. Section 5.9 is hereby deleted in its entirety and replaced with the following:

             "5.9     Tangible Net Worth.  Maintain, on a consolidated basis, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than One Hundred Seventy-Five Million Dollars ($175,000,000)."

         12. The following new Section 5.12 shall be added:

             "5.12 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account."

         13. Section 6.6 is hereby deleted in its entirety and replaced with the following:

             "6.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, or retirement of any capital stock, except for so long as an Event of Default has not occurred and is not continuing (and would not exist immediately after such payment)."

         14. On the signature page of the Agreement the reference to Silicon Valley Bank's Maximum Commitment Amount: $10,000,000 (50%) is hereby amended to read $15,000,000 (37.5%).

         15. On the signature page of the Agreement the reference to Bank of Hawaii's Maximum Commitment Amount: $10,000,000 (50%) is hereby amended to read $25,000,000 (62.5%).

          16. As a condition to the effectiveness of this Amendment, Banks shall receive a fee of Seventy-Five Thousand Dollars ($75,000), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment.

         17. As a condition to the effectiveness of this Amendment, Bank shall have received, in substance satisfactory to Bank, the following:

                  (a) resolutions by the Borrowers authorizing the execution and delivery of this Amendment;

                  (b)  Negative Pledge on Borrower's assets; and

                  (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         18. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

         19. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

         20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                   CREDENCE SYSTEMS CORPORATION

                              By:  /s/  DENNIS P. WOLF
                                  ---------------------------
                           Title:  Chief Financial Officer


                                   CREDENCE KOREA

                              By:  /s/  WILMER R. BOTTOMS
                                  ---------------------------
                           Title:  Chairman


                                   CREDENCE SYSTEMS K.K.

                              By:  /s/  WILMER R. BOTTOMS
                                  ---------------------------
                           Title:  Chairman


                                   SILICON VALLEY BANK

                              By:  /s/  DIANE THOMPSON
                                  ---------------------------
                           Title:  Vice President, Officer


                                   BANK OF HAWAII

                              By:  /s/  DAVID WARD
                                  ---------------------------
                           Title:  Corporate Banking Officer